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   LINCOLN
---------------
Financial Group
Lincoln Life & Annuity
Company of New York

                                                         ROBERT O. SHEPPARD
                                                          Corporate Counsel

                                                     Lincoln Life & Annuity
                                                        Company of New York
                                                120 Madison St., Suite 1700
                   June 29, 1998                    Syracuse, NY 13202-2802
                                                         phone 315 428-8420
                                                     toll free 888 ABE-1860
Securities and Exchange Commission                         fax 315 428-8419
450 Fifth Street, N.W.                                   rosheppard@Inc.com
Washington, D.C. 20549

Re:  Lincoln Life & Annuity Flexible Premium
     Variable Life Account M ("Account")
     Pre-Effective Amendment Number 1
     (File No. 333-42507)

Dear Sirs:

        As Corporate Counsel of Lincoln Life & Annuity Company of New York ("LLANY"), I am familiar with the actions of the Board of Directors of LLANY, establishing the Account and its method of operation and authorizing the filing of a Registration Statement under the Securities Act of 1933, (and amendments thereto) for the securities to be issued by the Account and the Investment Company Act of 1940 for the Account itself.

        In the course of preparing the opinion, I have reviewed the Charter and the By-Laws of the Company, the Board actions with respect to the Account, and such other matters as I deemed necessary or appropriate. Based on such review, I am of the Opinion that the variable life insurance policies (and interests therein) which are the subject of the Registration Statement under the Securities Act of 1933, as amended, for the Account will, when issued, be legally issued and will represent binding obligations of the Company, the depositor of the Account.

        I further consent to the use of this opinion as an Exhibit to Pre-Effective Amendment No. 1 to said Registration Statement and to the reference to me under the heading "Experts" in said Registration Statement, as amended.


                                                    Very truly yours,

                                                    Robert O. Sheppard
                                                    -------------------
                                                    Robert O. Sheppard


ROS/jlk